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                                                                    EXHIBIT 10.5

     AMENDMENT, dated as of May 15, 2000 (this "Amendment") to the Management
                                                ---------
Stockholders' Agreement dated as of September 21, 1999 ("Management
                                                         ----------
Stockholders' Agreement") among St. John Knits International, Incorporated, a
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Delaware corporation (the "Parent"), Vestar/Gray Investors LLC, a Delaware
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limited liability company (the "LLC"), Vestar/SJK Investors LLC, a Delaware
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limited liability company ("Vestar"), and the Management Investors (as such term
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is defined in the Management Stockholders' Agreement) parties thereto.


                             W I T N E S S E T H :
                             - - - - - - - - - -



            WHEREAS, the Parent has determined that it is advisable to amend and restate that certain St. John Knits International, Incorporated 1999 Stock Option Plan (the "Plan") to permit directors and consultants who render
                  ----
substantial services to the Parent to participate in the Plan; and

            WHEREAS, the parties to the Management Stockholders' Agreement have agreed to amend and supplement the Management Stockholders' Agreement to govern options granted to Consultants (as hereinafter defined); and

            WHEREAS, the parties to the Management Stockholders' Agreement have agreed to amend certain other provisions of such Management Stockholders' Agreement.

            NOW, THEREFORE, The parties hereto hereby agree as follows:


Section 1.  Definitions; References.
            -----------------------

            1.1  Defined Terms.  All capitalized terms not defined herein shall
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have the meaning ascribed to them in the Management Stockholders' Agreement.

            1.2  Amendment to Subsection 1.1 (Defined Terms).  Subsection 1.1 of
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the Management Stockholders' Agreement is hereby amended by inserting in the appropriate alphabetical order the definition of "Consultant":

                 "Consultant" shall mean any individual who is not an employee
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            of the Parent, the Company, or any Subsidiaries thereof, but who renders substantial services to the Parent, the Company, or any Subsidiaries thereof, and to whom the Board of Directors of the Parent has granted an Option.
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            1.3  References.
                 ----------

                 (a) All references to "Management Investors" shall include any Consultant who exercises an Option to acquire Securities of the Parent and who executes a Subscription Agreement.

                 (b) In the case of a Consultant, any references to "employment" shall mean the rendering of substantial services to the Parent, the Company, or any Subsidiaries thereof, and "employer" shall mean the applicable entity to which the Consultant is providing such services.

                 (c) In the case of a Consultant, for purposes of Section 5.12 of the Management Stockholders' Agreement, references to "employee" shall be deemed to include references to a Consultant.

Section 2.  Consultant Provisions.  In the event that a Consultant purchases
            ---------------------
shares of Common Stock and executes a Subscription Agreement, the following provisions shall be deemed to govern, and shall be read in place of the Sections of the Management Stockholders' Agreement referenced herein:

            2.1  Section 3.9:  Transfers to Management Investors.  In the case
                 -----------------------------------------------
of a Consultant, Section 3.9 of this Agreement shall be replaced with the following provision:

                 (a) If, at any time prior to the Lapse Date, a Management Investor's employment with the Parent, the Company and their respective Subsidiaries is terminated by the applicable employer without Cause or by such Management Investor for any reason, then at any time after the conclusion of the 90/th/ day following the eighteen-month anniversary of the Management Investor's termination of employment, such Management Investor may Transfer all or any portion of the Securities beneficially owned by him to one or more of the other Management Investors; provided, however, that if the proposed purchase price for
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such Securities which is offered to the other Management Investors is less than the relevant purchase price under Section 3.10(b), such proposed Transfer hereunder by such Management Investor shall be subject to the right of first refusal provisions of Section 3.7.

            2.2  Section 3.10:  Call Right  .  In the case of a Consultant,
                 -------------------------
Section 3.10 of this Agreement shall be replaced with the following provisions:

                 (a) If, at any time prior to the Lapse Date, a Management Investor's employment with the Parent, the Company and their respective Subsidiaries is terminated by the applicable employer for Cause, then within 180 days after the date of termination of employment (the "Termination Date") and
                                                       ----------------
subject to Section 3.10(d), the Parent, the Company, Vestar or any of their designated Affiliates shall have the option to purchase all or any portion of the Option Shares held by such Management Investor and such Management Investor's Permitted Transferees by providing written notice of the relevant election (including the number of Securities to be purchased) to the applicable Management Investor and Permitted Transferees (a
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"Call Notice").  The purchase price per share for such Securities will be the
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lower of (i) Cost and (ii) Fair Market Value on the Termination Date.

                 (b) If, at any time prior to the Lapse Date, a Management Investor's employment with the Parent, the Company and their respective Subsidiaries is terminated due to the death or Disability of such Management Investor, then within 180 days after the Termination Date (and, with respect to any Option Shares, within 180 days after the date of the last exercise of any Options, if later), and subject to Section 3.10(d), the Parent, the Company, Vestar or any of their designated Affiliates shall have the option to purchase all or any portion of the Option Shares held by such Management Investor and such Management Investor's Permitted Transferees by providing a Call Notice to the applicable Management Investor and Permitted Transferees. The purchase price per share for such Securities will be the greater of (i) Cost and (ii) Fair Market Value on the Termination Date.

                 (c) If, at any time prior to the Lapse Date, a Management Investor's employment with the Parent, the Company and their respective Subsidiaries is terminated by the applicable employer without Cause or by such Management Investor for any reason, then within 180 days after the Termination Date (and, with respect to any Option Shares, within 180 days after the date of the last exercise of any Options, if later), and subject to Section 3.10(d), the Parent, the Company, Vestar or any of their designated Affiliates shall have the option to purchase all or any portion of the Option Shares held by such Management Investor and such Management Investor's Permitted Transferees by providing a Call Notice to the applicable Management Investor and Permitted Transferees. The purchase price per share for all Option Shares will be Fair Market Value on the Termination Date.

                 (d) Notwithstanding anything in this Section 3.10 to the contrary neither Vestar nor any of its designated Affiliates may exercise a call right under this Section 3.10 unless Vestar has received written notice from the Parent or the Company indicating the Parent's or the Company's intention not to exercise such call right (a "No Call Notice").
                             --------------

                 (e) The completion of the purchases pursuant to Sections 3.10(a), (b), and (c) shall take place at the principal office of the Parent on or prior to the thirtieth (30th) day after the giving of the applicable Call Notice. The repurchase price for the Securities shall be paid by delivery to the appropriate Management Investor or Permitted Transferee of a certified bank check or checks in the appropriate amount payable to the order of such Management Investor or Permitted Transferee unless the Parent or the Company is the party exercising such call right and a Financing Default exists or, after giving effect to such payment would exist, which prohibits such cash payment, in which case the portion of the cash payment so prohibited shall be made, to the extent permitted by any loan agreement, indenture or other agreement to which the Parent is a party, by the Parent's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Parent including, without limitation, any debt outstanding under any credit agreement and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Parent (a "Junior Subordinated Note") in a principal amount
                                ------------------------
equal to the amount of the purchase price which cannot be paid in cash, payable in five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually in arrears at the
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publicly announced prime rate of The Chase Manhattan Bank, N.A. on the date of issuance. If the Parent pays all or any of the purchase price for any of the Securities with a Junior Subordinated Note, and then resells such Securities for cash, the portion of the accrued but unpaid interest and, to the extent of any excess, the outstanding principal amount of the Junior Subordinated Note that is equal to the amount of such cash proceeds shall become immediately due and payable, unless and to the extent that payment of such accrued interest or outstanding principal under the Junior Subordinated Note would constitute or result in a Financing Default. If at any time after the issuance by the Parent of a Junior Subordinated Note, the payment of all or any portion of the amounts outstanding under such Junior Subordinated Note can be repaid by the Parent without giving rise to a Financing Default (a "Permitted Payment"), the Parent
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shall, as promptly as practicable but not later than thirty days after such payment becomes permissible, pay the Permitted Payment (accrued interest first and then principal) in cash to the applicable Management Investor or Permitted Transferee by delivery of a certified bank check to the order of such Management Investor or Permitted Transferee. If the Parent cannot pay the purchase price for any Securities subject to a Call Notice in cash or a Junior Subordinated Note due to any circumstance described in this subparagraph (e), the Parent shall not be permitted to exercise the applicable call right.

Section 3.  Amendment to Section 5.5 (Amendments).  Section 5.5 of the
            -------------------------------------
Management Stockholders' Agreement is hereby amended by deleting the text of such Section and replacing it with the following:

            This Agreement may be amended only by a written instrument signed
            (a) by the LLC, as long as it owns Securities, (b) by Vestar, (c) by the Parent and (d) by Management Investors holding at least a majority of the outstanding Option Shares owned by all Management Investors.

Section 4.  Miscellaneous.
            -------------

            4.1    Continuing Effect of the Management Stockholders' Agreement.
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This Amendment shall not constitute an amendment of any provision of the
Management Stockholders' Agreement not expressly referred to herein. Except as expressly agreed to hereby, the provisions of the Management Stockholders' Agreement are and shall remain in full force and effect.

            4.2    Counterparts.  This Amendment may be executed  in two or more
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counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            4.3    Governing Law, etc..  This Amendment shall be governed by and
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construed and enforced in accordance with the laws of the State of New York.
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          IN WITNESS WHEREOF, each of the undersigned has executed this
Amendment or caused this Amendment to be executed on its behalf as of the date first written above.

                                   ST. JOHN KNITS INTERNATIONAL,
                                   INCORPORATED


                                   By: /s/ Joseph O. Joffrion
                                      --------------------------------
                                      Name: /s/ Joseph O. Joffrion
                                      Title: Assistant Secretary


                                   VESTAR/GRAY INVESTORS LLC

                                   By:  Vestar/SJK Investors LLC,
                                        its Managing Member

                                   By:  Vestar Capital Partners III, L.P.,
                                        its Managing Member

                                   By:  Vestar Associates III, L.P.,
                                        its General Partner

                                   By:  Vestar Associates Corporation III,
                                        its General Partner


                                   By: /s/ James P. Kelley
                                       -------------------------------------
                                       Name: James P. Kelley
                                       Title:


                                   VESTAR/SJK INVESTORS LLC

                                   By:  Vestar Capital Partners III, L.P.,
                                        its Managing Member

                                   By:  Vestar Associates III, L.P.,
                                        its General Partner

                                   By:  Vestar Associates Corporation III,
                                        its General Partner


                                   By: /s/ James P. Kelley
                                      --------------------------------------
                                      Name: James P. Kelley
                                      Title:
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                                   /s/ Bob Gray
                                   ----------------------------
                                   BOB GRAY

                                   /s/ Marie Gray
                                   ----------------------------
                                   MARIE GRAY

                                   /s/ Kelley Gray
                                   ----------------------------
                                   KELLY GRAY